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                                  EXHIBIT 3.4

                           CERTIFICATE OF AMENDMENT
                                      OF
                          CERTIFICATE OF DESIGNATIONS
                                      OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                      OF
                                  AMGEN INC.


          Amgen Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That, pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of its Restated Certificate of Incorporation, as amended, and Section 1 of the Certificate of Designations of Series A Junior Participating Preferred Stock of the Corporation (the "Certificate of Designations"), resolutions were duly adopted by the Board of Directors of the Corporation approving an amendment to the Certificate of Designations increasing the number of shares designated as Series A Junior
Participating Preferred Stock from 750,000 to 1,500,000 shares.   Pursuant to
those resolutions, the Certificate of Designations is hereby amended by striking the first sentence following "Section 1. Designation and Amount." and substituting in lieu thereof a new sentence as follows:

              "Section 1. Designation and Amount. The shares of
          such series shall be designated as "Series A Junior
          Participating Preferred Stock" (the "Series A Preferred
          Stock") and the number of shares constituting the
          Series A Preferred Stock shall be 1,500,000."
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          SECOND: That said amendment was duly adopted in accordance with the provisions  of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, said Corporation has caused this Certificate of Designations to be signed by George A. Vandeman, its Senior Vice President, Corporate Development, General Counsel and Secretary, this 6th day of May, 1999.

                                  /s/ George A. Vandeman
                                  -----------------------------------------
                                  George A. Vandeman, Senior Vice President,
                                  Corporate Development, General Counsel
                                  and Secretary

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